KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                  47, Avenue Hoche
FAX (212) 715-8000                                    75008 Paris
                                                         France

                            June 6, 2001





The Bear Stearns Funds
575 Lexington Avenue
New York, New York  10022

        Re:    The Bear Stearns Funds
               Registration No. 33-84842
               Post-Effective Amendment
               to Registration Statement on Form N-1A
               --------------------------------------

Gentlemen:

      We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A.



                                  Very truly yours,

                                  /s/ Kramer Levin Naftalis & Frankel LLP